Exhibit 5.1

FLEMING PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Telephone: (516) 833-5034
Facsimile: (516) 977-1209

November 14, 2011

VIA EDGAR
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:         TMG Energy Corp.
Form S-1 Registration Statement (File No. 333-_____)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by TMG Energy Corp., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the shares of common stock presently outstanding being sold pursuant to the Registration Statement are duly authorized and are legally and validly issued, fully paid and non-assessable and the shares of common stock to be issued upon conversion of the 10% Convertible Promissory Notes will be duly authorized and legally and validly issued, fully paid and non-assessed when issued.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Fleming PLLC
________________________________________
Fleming PLLC